EXHIBIT 99.1
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     Delaware Court Denies Motion to Enjoin Reader's Digest Recapitalization

PLEASANTVILLE, N.Y., Aug. 8 -- The Reader's Digest Association, Inc. (NYSE:
RDA, RDB) announced that the Delaware Court of Chancery today denied the motion to enjoin its pending recapitalization transaction.

Reader's Digest stated that it is very pleased with the court's decision.

The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Revenues were $2.4 billion for the fiscal year ended June 30, 2002. Products include Reader's Digest magazine, the most widely read magazine in the world, published in 19 languages, 48 editions and more than 60 countries. Global headquarters are located at Pleasantville, New York. For information, visit http://www.rd.com.

/CONTACT: Media - William Adler, +1-914-244-7585, william.adler@rd.com, Investor Relations - Richard Clark, +1-914-244-5425, richard.clark@rd.com, both of The Reader's Digest Association, Inc.
//Web site:  http://www.rd.com/